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                      EXHIBIT 21.  Parent and Subsidiaries
               National Commerce Bancorporation and Subsidiaries
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   The following table shows the subsidiaries of NCBC, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent as of December 31, 1998.
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                                                                    Percentage
                                                                     of Voting
  Name                                Jurisdiction                  Securities
   of                                      of                         Owned by
Subsidiary                            Organization      Parent         Parent
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

National Bank of Commerce             United States      NCBC          100.00%

Commerce General Corporation          Tennessee          NBC           100.00

NBC Capital Markets Group, Inc.       Tennessee          NBC            80.00

NBC Bank, FSB (Knoxville)             Tennessee          NCBC          100.00

Commerce Capital Management,
  Inc.                                Tennessee          NCBC          100.00

Monroe Properties, Inc.               Tennessee          NCBC          100.00

National Commerce Bank                Tennessee          NBC           100.00
  Services, Inc.

Commerce Finance Company              Tennessee          NBC           100.00

NBC Bank, FSB (Belzoni)               Mississippi        NCBC          100.00

TransPlatinum Service Corp.           Tennessee          NCBC          100.00

Kenesaw Leasing, Inc.                 Tennessee          Knoxville     100.00

J&S Leasing, Inc.                     Tennessee          Knoxville     100.00

National Commerce Capital Trust I     Delaware           NCBC          100.00

Southeastern Mortgage of Tennessee    Tennessee          Knoxville     100.00
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All of the above subsidiaries are included in the consolidated financial statements con-tained in the report.